Exhibit 3

BY-LAWS OF

SANDERSON FARMS, INC.

(As amended and restated as of October 24, 2017)

Article I.    Name and the Location

Section 1.    The name of this corporation shall be Sanderson Farms, Inc.

Section 2.    Its principal office shall be located in Laurel, Mississippi.

Section 3.    Other offices for the transaction of business shall be located in such other places as the Board of Directors may from time to time determine.

Article II.    Capital Stock

Section 1.    The amount of capital stock shall be such amount as is authorized by the Articles of Incorporation.

Section 2.    All certificates of stock shall be signed by the Chairman of the Board, the President and the Secretary and shall be sealed with the corporate seal. Such signatures and seal may be facsimile if the certificate is signed by the corporation’s transfer agent or registrar.

Section 3.    Transfers of stock shall be made only on the books of the corporation or the books of the duly appointed transfer agent; an old certificate, properly endorsed, shall be surrendered and cancelled before a new certificate is issued.

Section 4.    In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof of affidavit of such loss or destruction; and upon the giving of satisfactory security, by bond or otherwise (if the Board of Directors so requires), against loss to the corporation.

Article III.    Stockholder Meetings

Section 1.    The annual meeting of stockholders shall be held each year on such day in the month of February, or in such other month, as the Board of Directors shall determine, at the principal office of the corporation or at such other suitable place, within or without the State of Mississippi, and at such convenient time as may be determined by the Board of Directors. At the annual meeting the stockholders shall elect directors to serve until their successors have been elected and have qualified.

Section 2.    A special meeting of the stockholders, to be held at any place at which the annual stockholders’ meeting may be held, may be called at any time by the Chairman of the Board, the Vice Chairman, the Chief Executive Officer or the Board of Directors. It shall be the duty of the Chairman, the Vice Chairman, the Chief Executive Officer or the Board of Directors to call such a meeting whenever so requested or demanded in proper form by one or more stockholders holding 10% or more of all the shares entitled to vote on any issue proposed to be considered at the special meeting. To be in proper form, such request must be in writing, state the purpose or purposes of the proposed meeting and include all information that would be required to be delivered pursuant to Article III, Section 9 of these By-Laws.

Section 3.    Notice of the place, day and hour of all annual and special stockholders’ meetings shall be given by the Secretary of the corporation to each stockholder entitled to vote at the meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting by electronic transmission to the stockholder in a manner authorized by the stockholder or by mailing said notice, with postage thereon prepaid, to the address of such stockholder appearing on the stock records of the corporation. In the case of a special meeting, the notice shall also state the purpose or purposes for which the meeting is called.

Section 4.    For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to demand a special meeting or to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may fix the record date for such purpose, but such record date may not be more than seventy (70) days before the meeting or action requiring a determination of stockholders. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to demand a special meeting or to receive payment of a dividend, or for any other proper purpose, the close of business on the day before the day on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 5.    The officer or agent having charge of the stock transfer books for shares of the corporation shall make, no later than two (2) business days after notice of the meeting is given for which the list was prepared, an alphabetical list of the names of all its stockholders entitled to notice of a stockholders’ meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each stockholder. Such list shall be available at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be available at the place identified in the meeting notice in the city where the meeting will be held and shall be subject to the inspection of any stockholder continuously through the meeting. The original stock transfer books shall be prima facie evidence as to who are stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

Section 6.    The Chairman of the Board shall preside at all stockholder meetings. In the event the Chairman is unable to preside, the next available officer shall be authorized to preside in this order: Vice Chairman, Chief Executive Officer, President, Vice President (by seniority if more than one is elected), Treasurer or Secretary.

Section 7.    Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of preferred stock are limited or denied by the Articles of Incorporation, the Board of Directors or as permitted by law.

A stockholder may vote either in person or by proxy appointed by electronic transmission or in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Shares standing in the name of another corporation, domestic or foreign but not a corporation the majority of the outstanding shares of which are owned, directly or indirectly, by this corporation, may be voted by any duly elected officer, or any duly appointed agent, in person or by proxy, or as the Board of Directors of this corporation may otherwise determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 8.    A majority of the votes represented in person or by proxy entitled to be cast on a matter by the voting stockholders shall constitute a quorum for the transaction of business at a meeting of stockholders. If a quorum exists, action on a matter (other than the election of directors) by the stockholders shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, the By-Laws or the law requires a greater number of affirmative votes.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

An amendment to the Articles of Incorporation that adds, changes or deletes a greater quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.

Directors shall be elected at such annual meeting of stockholders at which their terms expire or at any special meeting of stockholders called for that purpose by the affirmative vote of a majority, and not a plurality, of the shares entitled to vote and represented, in person or by proxy, at such meeting at which a quorum is present. There shall be no cumulative voting.

Section 9.    (A) (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who (i) was a stockholder of record at the time of giving of notice provided for in this By-Law and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this By-Law as to such business or nomination, or with the requirements of Section 12 of Article III of these By-Laws. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) at an annual meeting of stockholders.

(2) Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (A)(1)(c) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. If the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice, as that term is defined in subclause (e)(ii) of paragraph (A)(2) of this By-Law, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section.

To be timely, a stockholder’s notice must be received at the principal office of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 15th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this paragraph (A)(2) or paragraph (B)) to the Secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (d) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Article III, Section 10 of these By-Laws; and (e) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) in the case of the stockholder giving the notice, a representation that the stockholder is a holder of record of the stock of the corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (ii) a representation whether or not the stockholder or the beneficial owner, if any, will or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding capital stock required under applicable law to approve or adopt the proposal or, in the case of nominations, reasonably believed by such stockholder or beneficial owner to elect the nominee and/or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination (in each case, a “Solicitation Notice”), (iii) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the corporation and (iv) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which the stockholder or beneficial owner, or any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”), is a party, the intent or effect of which may be (x) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the corporation, (y) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the corporation and/or (z) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the corporation; provided that notices made pursuant to Section 12 of this Article III shall meet the requirements of that section. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the third sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 15th day following the day on which such public announcement is first made by the corporation.

(B) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (a) is a stockholder of record at the time of giving of notice provided for in this By-Law and at the time of the special meeting, (b) is entitled to vote at the meeting, and (c) complies with the notice procedures set forth in this By-Law as to such nomination. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this By-Law with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Article III, Section 10 of these By-Laws) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law, or in Section 12 of Article III, shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding anything herein to the contrary, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business pursuant to this Section 9 of Article III, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 9 of Article III, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, member of a member-managed liability company or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraph (A)(1)(c) or paragraph (B) of this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Incorporation or these By-Laws.

(4) A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting pursuant to this Section 9 of Article III of these By-Laws shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (a) as of the record date for determining the stockholders entitled to notice of the meeting and (b) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the corporation at the principal executive offices of the corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the requirement to update and supplement such notice shall not permit any stockholder or other person to change or add any nominee or other proposed business or be deemed to cure any defects or limit the remedies (including without limitation under these By-Laws) available to the corporation relating to any defect.

Section 10.    To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article III, Section 9 of these By-Laws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all corporate governance, conflict of interest, business conduct, confidentiality and stock ownership and trading policies and guidelines of the corporation generally applicable to directors.

Section 11.    Action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting if the action is taken by all the stockholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the stockholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

If not otherwise set by the Board of Directors, the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder signs the written consent.

A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

Section 12.    (A)    Subject to the terms and conditions set forth in these By-Laws, the corporation shall include in its proxy materials for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of stockholders that satisfies the requirements of this Section 12 and that expressly elects at the time of providing the written notice required by this Section 12 (a “Proxy Access Notice”) to have its nominee included in the corporation’s proxy material pursuant to this Section 12. For the purposes of this Section 12:

(1)    “Voting Stock” shall mean outstanding shares of capital stock of the corporation entitled to vote generally for the election of directors;

(2)    “Constituent Holder” shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (E) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder (as defined in paragraph (E) below);

(3)    “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (such act, and the rules and regulations promulgated thereunder, the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(4)    a stockholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder (or such Constituent Holder) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and, to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (i) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (ii) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or affecting such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (x) reducing in any manner, presently or in the future, the full voting and investment rights pertaining to such shares, and/or (y) hedging, offsetting or altering to any degree the full economic interest in (including the opportunity for profit and risk of loss on) such shares. A stockholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder (or such Constituent Holder) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which such person has (aa) loaned such shares, provided that such stockholder has the power to recall such loaned shares on not more than five (5) business days’ notice and includes in its Proxy Access Notice an agreement that it (I) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the corporation’s proxy materials and (II) will continue to hold such recalled shares through the date of the annual meeting or (bb) delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in all such cases is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(B)    For purposes of this Section 12, the “Required Information” that the corporation will include in its proxy statement is (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that the corporation determines is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Stockholder so elects, a Statement (as defined in paragraph (G) below). The corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these By-Laws notwithstanding, the corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee.

(C)    To be timely, a stockholder’s Proxy Access Notice, together with all related materials provided for herein, must be delivered to the principal executive offices of the corporation within the time periods applicable to stockholder notices of nominations pursuant to Section 9 of this Article III. In no event shall any adjournment or postponement of an annual meeting, the date of which has been announced by the corporation, commence a new time period (or extend any time period) for the giving of a Proxy Access Notice.

(D)    The number of Stockholder Nominees (which shall include Stockholder Nominees that were submitted by all Eligible Stockholders for inclusion in the corporation’s proxy materials pursuant to this Section 12 but either (1) are subsequently withdrawn (or withdraw) or (2) the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (a) two (2) and (b) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 12 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(i)    the number of directors in office for whom access to the corporation’s proxy materials was previously provided pursuant to this Section 12, other than any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) successive full terms; and

(ii)    the number of directors in office or director candidates that in either case will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, directly from the corporation), other than any such director referred to in this clause (ii) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) successive full terms;

provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced; and provided, further, that Stockholder Nominees may only be submitted pursuant to this Section 12 for the class of directors whose terms will expire at the annual meeting. An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy statement pursuant to this paragraph (D) shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Stockholder Nominees pursuant to this paragraph (D) for an annual meeting of stockholders exceeds the Permitted Number, then the highest ranking qualifying Stockholder Nominee from each Eligible Stockholder will be selected by the corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Stockholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

Notwithstanding anything to the contrary contained in this Section 12, the corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 12 for any meeting of stockholders for which the Secretary of the corporation receives notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 9 of Article III of the By-Laws.

(E)    An “Eligible Stockholder” is one or more Stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned, in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the corporation pursuant to this Section 12, and as of the record date for determining stockholders eligible to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the corporation and the date of the applicable annual meeting, provided that the aggregate number of stockholders (and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners) whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20).

Two or more collective investment funds that are (1) part of the same family of funds or sponsored by the same adviser or (2) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (E). For the avoidance of doubt, each fund included within a Qualifying Fund must meet the requirements set forth in this Section 12, including by providing the required information and materials.

No share may be attributed to more than one group constituting an Eligible Stockholder under this Section 12. For the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder.

A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by such beneficial owner(s). Each such beneficial owner will be counted separately as a stockholder with respect to the shares owned by such beneficial owner, subject to the other provisions of this paragraph (E).

For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such only if the beneficial owner of such shares as of the date of the Proxy Access Notice has individually beneficially owned such shares continuously for the three (3) year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(F)    On the date on which an Eligible Stockholder delivers a nomination pursuant to this Section 12, such Eligible Stockholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the corporation with respect to such Eligible Stockholder (and each Constituent Holder):

(1)    the name and address of, and number of shares of Voting Stock owned by, such person;

(2)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3) year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the corporation, such person owns, and has owned continuously for the preceding three (3) years in the manner required by paragraph (A)(4) above, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(a)    within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested by the corporation to verify such person’s ownership of the Proxy Access Request Required Shares; and

(b)    immediate notice to the corporation if the Eligible Stockholder ceases to own in the manner required by paragraph (A)(4) above any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders for any reason;

(3)    the information that would be required to be submitted pursuant to Section 9 of this Article III for director nominations (except for the information required by Section 9(A)(2)(e)(i));

(4)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Stockholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominees, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Securities and Exchange Commission if the Eligible Stockholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee or any affiliate or associate thereof or person acting in concert therewith were a director or executive officer of such registrant;

(5)    a representation that the Eligible Stockholder (and each Constituent Holder):

(a)     acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have any such intent;

(b)    has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominees being nominated pursuant to this Section 12;

(c)    has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominees or a nominee of the Board of Directors;

(d)    will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and

(e)    will provide facts, statements and other information in all communications with the corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 12 (and the other provisions of this Article III to the extent related to this Section 12);

(f)    in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(g)    an undertaking that the Eligible Stockholder (and each Constituent Holder) agrees to:

(i)    assume all liability stemming from, and indemnify and hold harmless the corporation and each of its directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the communications of the Eligible Stockholder (and any Constituent Holder) with the stockholders of the corporation or out of the information that the Eligible Stockholder (and any Constituent Holder) provided to the corporation in connection with the nomination of the Stockholder Nominee(s) or efforts to elect the Stockholder Nominee(s); and

(ii)    file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.

In addition, on the date on which an Eligible Stockholder delivers a nomination pursuant to this Section 12, any Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof.

In order to be considered timely, all information required by this paragraph (F) to be provided to the corporation must be supplemented, by delivery to the Secretary of the corporation, to disclose such information (x) as of the record date for the applicable annual meeting and (y) as of the date that is no earlier than ten (10) days prior to such annual meeting. Any supplemental information delivered pursuant to clause (x) of the preceding sentence must be delivered to the Secretary of the corporation no later than ten (10) days following the record date for the applicable annual meeting, and any supplemental information delivered pursuant to clause (y) of the preceding sentence must be delivered to the Secretary of the corporation no later than the fifth day before the applicable annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder (or any Constituent Holder) or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these By-Laws) available to the corporation relating to any defect.

(G)    The Eligible Stockholder may provide to the Secretary of the corporation, at the time the information required by this Section 12 is originally provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of each such Eligible Stockholder’s Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 12, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(H)    On the date on which an Eligible Stockholder delivers a nomination pursuant to this Section 12, each Stockholder Nominee must:

(1)    provide to the corporation an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the corporation reasonably promptly upon written request of a Stockholder Nominee), that such Stockholder Nominee consents to being named in the corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the applicable annual meeting of the corporation) as a nominee and to serving as a director of the corporation if elected;

(2)    provide the information with respect to a Stockholder Nominee that would be required to be submitted pursuant to Section 9 of Article III of these By-Laws for director nominations;

(3)    complete, sign and submit all questionnaires, representations and agreements (including confidentiality agreements) required by these By-Laws or of the corporation’s directors generally;

(4)    provide the written representation and agreement (in the form provided by the Secretary of the corporation upon written request) provided for in Article III, Section 10 of these By-Laws; and

(5)    provide such additional information as necessary to permit the Board of Directors to determine if such Stockholder Nominee:

(a)    is independent under the listing standards of each principal U.S. exchange upon which the Common Stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors;

(b)    has any direct or indirect relationship with the corporation;

(c)    would, by serving on the Board of Directors, violate or cause the corporation to be in violation of these By-Laws, the rules and listing standards of the principal U.S. exchange upon which the Common Stock of the corporation is listed or any applicable law, rule or regulation; and

(d)    is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder (or any Constituent Holder) or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these By-Laws) available to the corporation relating to any such defect.

(I)    Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at that annual meeting (other than by reason of such Stockholder Nominee’s disability or other health reason), or (2) does not receive at least twenty-five percent (25%) of the votes cast in favor of his or her election, will be ineligible to be a Stockholder Nominee pursuant to this Section 12 for (a) such particular annual meeting and (b) the next two annual meetings.

(J)    The corporation shall not be required to include, pursuant to this Section 12, a Stockholder Nominee in its proxy materials for any annual meeting of Stockholders, or, if the proxy statement already has been filed, to permit a vote with respect to the election of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the corporation:

(1)    who is not independent under the listing standards of the principal U.S. exchange upon which the Common Stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the corporation’s directors, who does not meet the audit committee independence requirements under the rules of any stock exchange on which the corporation’s Common Stock are traded and applicable securities laws, who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), who is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision), in each of the foregoing cases as determined by the Board of Directors in its sole discretion;

(2)    whose service as a member of the Board of Directors would violate or cause the corporation to be in violation of these By-Laws, the rules and listing standards of the principal U.S. exchange upon which the Common Stock of the corporation is traded, or any applicable law, rule or regulation;

(3)    who is or has been, within the past three (3) years, an employee, officer or director of, or otherwise affiliated with, a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(4)    who is or has been a named subject of a pending criminal proceeding (excluding non-criminal traffic violations) or has been convicted in such a criminal proceeding within the past ten (10) years, or who is or has been a named subject of any legal, regulatory or self-regulatory proceeding, action or settlement as a result of which the service of such Stockholder Nominee on the Board of Directors would result in any restrictions on the ability of any of the corporation or its affiliates to conduct business in any jurisdiction;

(5)    who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(6)    who shall have provided information to the corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in either case in its sole discretion;

(7)    who otherwise breaches or fails to comply in any material respect with his or her obligations pursuant to this Section 12 or any agreement, representation or undertaking required by these By-Laws; or

(8)    was proposed by an Eligible Stockholder who ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

In addition, if any Constituent Holder (a) shall have provided information to the corporation in respect of a nomination under this Section 12 that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in either case its sole discretion or (b) otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 12 or any agreement, representation or undertaking required by these By-Laws, the Voting Stock owned by such Constituent Holder shall be excluded from the Proxy Access Request Required Shares and, if as a result the Eligible Stockholder no longer meets the requirements as such, all of the applicable Eligible Stockholder’s Stockholder Nominees shall be excluded from the corporation’s proxy statement for the applicable annual meeting of stockholder, if such proxy statement has not been filed, and, in any case, all of such stockholder’s Stockholder Nominees shall be ineligible to be nominated at such annual meeting.

Notwithstanding anything contained herein to the contrary, no Stockholder Nominee shall be eligible to serve as a Stockholder Nominee in any of the next two (2) successive annual meetings following an act or omission specified in clause (6) or (7) of this paragraph (J) by such person, in each case as determined by the Board of Directors or any committee thereof in its sole discretion. In addition, no person who has submitted materials as a purported Eligible Stockholder (or Constituent Holder) under this Section 12, or any of its affiliates or associates, shall be eligible to be an Eligible Stockholder (or Constituent Holder) in any of the next two (2) successive annual meetings following a nomination proposed under this Section 12 if, in connection therewith, such purported Eligible Stockholder (or such Constituent Holder) shall have provided information to the corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, or shall have otherwise materially breached or failed to comply with its obligations pursuant to this Section 12 or any agreement, representation or undertaking required by these By-Laws, in each case as determined by the Board of Directors or any committee thereof in its sole discretion.

Article IV.    Directors

Section 1.    All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed by or under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation, which shall consist of such number of directors as may be determined by the Board of Directors from time to time, not to exceed fifteen (15) directors. A majority of directors in office at any given time shall be independent directors within the meaning of the rules and regulations of the NASDAQ Stock Market, Inc. or the principal stock exchange on which the corporation’s shares are traded or listed. Directors must be at least twenty-one (21) years of age and be citizens of the United States, although directors need not be stockholders of the corporation or residents of the state of Mississippi.

Section 2.    The directors shall hold five (5) regular meetings, four (4) of which shall be held on such quarterly dates as the Board or the Chairman shall determine from time to time, and shall be held at the principal office of the corporation in Laurel, Mississippi, or at such other place, within or without the State of Mississippi, as may be determined by the Chairman of the Board. The remaining one (1) regular meeting shall be held immediately after, and at the same place as, the annual meeting of stockholders.

Section 3.    Special meetings of the Board of Directors, to be held at the principal office of the corporation in Laurel, Mississippi, or at such other place, within or without the State of Mississippi, as may be determined by the Board or the Chairman, may be called by the Chairman or by any two (2) members of the Board of Directors.

Section 4.    Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 5.    Notice as to date, time and place of all regular and special meetings of the directors shall be given to each director, by the Secretary, at least two (2) days prior to the time fixed for the meeting. Such notice shall be given in any manner to each director at his usual address or location and shall be deemed to be delivered, if mailed, when deposited four (4) days prior to the time fixed for the meeting in the United States mail, so addressed, with postage thereon prepaid. A director’s attendance at or participation in a meeting shall constitute a waiver of any required notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not hereafter vote for or assent to action taken at the meeting.

Section 6.    A quorum for the transaction of business at any regular or special meeting of the directors shall consist of a majority of the number of directors fixed by the Board of Directors in accordance with Section 1 of Article IV of these By-Laws.

Section 7.    The directors shall elect the officers of the corporation and fix the salary and other compensation of the Chief Executive Officer, the President, the Treasurer and the Secretary (or such other officers who constitute the executive officers of the corporation); the Chief Executive Officer, or in the absence of the Chief Executive Officer, the directors, shall fix the salaries and other compensation of all other officers. Election of officers shall be made at the directors’ meeting following each annual stockholders’ meeting.

Section 8.    Any vacancy on the Board of Directors resulting from the removal of a director as provided in the Articles of Incorporation shall be filled by the stockholders; provided that, if the stockholders fail to fill any such vacancy within ninety (90) days after the date that the director was removed, then the Board of Directors may fill such vacancy. If a vacancy occurs on the Board of Directors for reasons other than removal by stockholders, including a vacancy resulting from an increase in the number of directors: (A) the stockholders may fill the vacancy; (B) the Board of Directors may fill the vacancy; or (C) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Section 9.    The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the Articles of Incorporation or the By-Laws require the vote of a greater number of directors.

Section 10.    A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken unless: (A) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; (B) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (C) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

Section 11.    Any action required or permitted to be taken at a Board of Directors’ meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken.

Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

Section 12.    A director may resign at any time by delivering written notice to the Board of Directors, its Chairman or to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

The stockholders may remove one or more directors with or without cause unless otherwise provided by the Articles of Incorporation. The removal of any director of the corporation elected or appointed by the stockholders of the corporation or by its Board of Directors shall be effected only by the vote of not less than two-thirds (2/3) of the total outstanding Common Stock. Notwithstanding the foregoing, these voting requirements for director removal shall not apply to any director elected by any class (other than Common Stock) or series which may be or become entitled to elect a director voting as a separate class or series, and the removal of such a director shall be governed by the provisions relating to that class or series.

A director may be removed by the stockholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 13.    The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two (2) or more members, who serve at the pleasure of the Board of Directors. The Audit Committee, the Compensation Committee and the Nominating and Governance Committee shall be standing committees of the Board of Directors, each of which shall in due course have separate charters approved by the Board of Directors. There shall be such other standing and ad hoc committees as the Board of Directors may from time to time create.

The creation of a committee and appointment of members to it must be approved by a majority of all the directors in office when the action is taken.

The provisions of the By-Laws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well.

To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors.

A committee may not, however: (A) authorize distributions; (B) approve or propose to stockholders action that requires approval by stockholders; (C) fill vacancies on committees of the Board of Directors; (D) amend the Articles of Incorporation; (E) adopt, amend or repeal By-Laws; (F) approve a plan of merger not requiring stockholder approval; (G) authorize or approve reacquisition of shares except according to a formula or method prescribed by the Board of Directors; or (H) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct required by law

Section 14.    If at any time the Chairman of the Board shall be the Chief Executive Officer or other officer of the corporation, the directors who meet the definition of independent director under the rules of the Nasdaq Stock Market or the principal stock exchange on which the corporation’s shares are traded or listed shall appoint an independent director to serve as Lead Independent Director of the Board of Directors. Any Lead Independent Director so appointed shall serve for a term ending one (1) year from the date of his or her appointment, or upon his or her earlier death, resignation, removal or disqualification as an independent director.

The Lead Independent Director shall preside at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of the independent directors; serve as a liaison between the Chairman of the Board and the independent directors; approve information sent to the Board of Directors in preparation for meetings of the Board of Directors; approve agendas for meetings of the Board of Directors; approve schedules for meetings of the Board of Directors to ensure that there is sufficient time for discussion of all agenda items; have the authority to call meetings of the independent directors; be available for communications with the corporation’s stockholders; and have such other responsibilities as the Board of Directors may determine from time to time.

The Lead Independent Director may be removed as Lead Independent Director at any time with or without cause by a majority of the independent directors.

Article V.    Officers.

Section 1.    The officers of the corporation shall be a Chairman of the Board, a Vice Chairman of the Board (if elected by the Board at its discretion), a Chief Executive Officer, a President, one or more Vice Presidents (if elected by the Board at its discretion), a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected by the Board of Directors or, in the case of assistant officers, appointed by the officers duly elected by the Board of Directors. Any two or more offices may be simultaneously held by the same person.

Section 2.    The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. Officers of the corporation may also be elected by the Board of Directors to serve until the next annual meeting, when a new office is created by amendment to, or restatement of, these By-Laws or, in the absence of a resignation, when an incumbent officer cannot perform the duties conferred upon him by reason of absence or inability or unfitness to carry out said duties. The election or appointment of an officer or assistant officer shall not itself create contract rights. Officers shall serve at the pleasure of the Board of Directors.

Section 3.    An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, it may fill the pending vacancy before the effective date if the successor does not take office until the effective date. An officer’s resignation shall not affect the corporation’s contract rights, if any, with the officer.

Section 4.    Any officer elected by the Board of Directors may be removed by the Board of Directors at any time with or without cause whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall not affect the contract rights with the corporation, if any, of the officer so removed. Any assistant officer appointed by another officer may likewise be removed by such officer.

Section 5.    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 6.    The Chairman of the Board shall preside at all directors’ meetings; shall sign all stock certificates (which signature may be by facsimile as provided in Article II, Section 2, of these By-Laws); and shall have authority to sign on behalf of the corporation, bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents of every nature and kind, to issue checks or otherwise draw upon the deposits or credits of the corporation, excepting dividends, and to do such other acts not specifically enumerated herein and which are not inconsistent with the purposes of the business of the corporation and its charter authority or not otherwise specifically delegated to any other officer.

Section 7.    The Vice Chairman of the Board (if elected by the Board at its discretion) shall perform all the duties of the Chairman of the Board at such times as the Chairman is unable to perform the duties conferred upon him by reason of absence or inability or unfitness to carry out said duties. The Vice Chairman shall further perform such duties as may be directed to him by the Board of Directors or any of its committees.

Section 8.    The Chief Executive Officer of the corporation shall have general supervision over the affairs of the corporation, shall perform the duties generally conferred upon the chief executive officer of a corporation, including the authority to conduct the affairs of the corporation and to carry out the policies thereof; and shall have authority to sign on behalf of the corporation, bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents of every nature and kind, to issue checks or otherwise draw upon the deposits or credits of the corporation, excepting dividends, to extend credit to persons and in amounts as he may deem advisable, and to do such other acts not specifically enumerated herein and which are not inconsistent with the purposes of the business of the corporation and its charter authority or not otherwise specifically delegated to any other officer. He shall have general charge of the office and the plant or plants of the corporation, with authority to employ and terminate such office assistants and employees as he may deem advisable and necessary, and to fix and pay salaries for such employment. He shall sign all stock certificates (which signature may be by facsimile as provided in Article II, Section 2, of these By-Laws) and shall perform all of the duties of the Chairman of the Board at such times as the Chairman and Vice Chairman are unable to perform the duties conferred upon them by reason of unexpected absence or the inability or unfitness to carry out said duties. The Chief Executive Officer shall further perform such duties as may be directed to him or her by the Board of Directors and shall have authority to delegate any of the duties herein set forth. The offices of Chairman of the Board and Chief Executive Officer may be combined.

Section 9.    The President of the corporation shall be the Chief Executive Officer unless the Board of Directors has elected a different Chief Executive Officer, in which event the President shall be the Chief Operating Officer and, in that capacity, shall have such duties and responsibilities as shall be assigned to him or her by the Board of Directors or the Chief Executive Officer and shall perform the duties of the Chief Executive Officer at such times as the Chief Executive Officer is unable to perform them by reason of unexpected absence or the inability or unfitness to carry out said duties.

Section 10.    The Board of Directors may elect one or more Vice President(s), who shall perform such duties as may be directed to them by the Chief Executive Officer, the President or by the Board of Directors. If there is more than one vice president, the Board of Directors may designate an order of seniority among them. If the President is unable to perform his or her duties by reason of unexpected absence or his or her inability or unfitness to carry out said duties, then those duties shall be performed by the Vice President if there is but one, or by the most senior Vice President if there is more than one and the Board has designated their seniority; or, if not, by the Vice President specially designated by the Board of Directors to perform such duties.

Section 11.    The Secretary shall issue notices of all directors’ and stockholders’ meetings, and shall attend and keep the minutes of the same; shall have charge of all corporate books, records and papers; shall be the custodian of the corporate seal; shall authenticate records of the corporation; shall attest with his signature and impress with the corporate seal all stock certificates (which signature and seal may be facsimile as provided in Article II, Section 2, of these By-Laws) and written contracts of the corporation, but such attestation shall not be limited to the Secretary and the absence of such attestation shall not affect the legal validity of any written contracts; and shall perform all other such duties as are incidental to his office and that may be specifically delegated to his office.

Section 12.    The Treasurer shall have custody of all monies and securities of the corporation, and he shall keep regular books of account and shall submit them, together with all his vouchers, receipts, records and other papers to the directors for their examination and approval as often as they may require. The Treasurer, or such other officer, if any, who has been designated as the Chief Financial Officer by the Board of Directors, shall have the fiscal responsibility for the affairs of the corporation, including future operations, and shall from time to time propose or otherwise institute such fiscal policy as may be determined by the Board of Directors.

Section 13.    The duties of the Secretary or Treasurer or any part thereof may be from time to time delegated by the Secretary or Treasurer, with the consent of the Board of Directors, to an Assistant Secretary or Assistant Treasurer. The Assistant Secretary or Assistant Treasurer shall have the authority to perform such acts as may be delegated to him by the Secretary or Treasurer with the consent of the Board of Directors.

Section 14.    As assigned and directed by the Board of Directors, the Vice President(s), the Secretary or the Treasurer shall perform those duties of the Chairman, the Vice Chairman, the Chief Executive Officer or the President at such times as the Chairman, the Vice Chairman, the Chief Executive Officer or the President is unable to perform the duties conferred upon him by reason of absence or inability or unfitness to carry out said duties.

Article VI.    Indemnification of Directors, Officers and Other Persons

Section 1.    The corporation shall indemnify its directors, officers, those employees of the corporation appointed by the President to serve on the corporation’s Executive Committee, and those employees selected by the Executive Committee to be the Division Managers, to the fullest extent permitted by law, except in an action brought directly by the corporation against such person.

Section 2.    To the extent permitted by law, the right to indemnification conferred in this Article (a) shall apply to acts or omissions antedating the adoption of this Article; (b) shall be severable; (c) shall continue as to a person who has ceased to be such director, officer or employee; and (d) shall inure to the benefit of the heirs, executors and administrators of such person.

Section 3.    This Article may be repealed or amended from time to time by the Board of Directors with or without shareholder approval; provided however, that no such repeal or amendment shall limit the right to indemnification conferred in this Article for liability for acts or omissions which occurred prior to the time of such repeal or amendment.

Section 4.    If the corporation indemnifies or advances expenses to a director under this Article, the corporation shall, if required by Section 79-4-16.21(a) of the Mississippi Code of 1972, as amended, report the indemnification or advance in writing to the stockholders with or before the notice of the next stockholder meeting.

Article VII.    Dividends and Finance.

Section 1.    Dividends may be declared from time to time by resolution of the Board of Directors; but no dividends shall be paid if, after giving them effect, (A) the corporation would not be able to pay its debts as they become due in the usual course of business; or (B) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Section 2.     The funds of the corporation shall be deposited in those depository institutions designated by the Board of Directors, and such funds may be withdrawn upon the check or demand of either the Chief Executive Officer, the President, the Vice President(s), the Secretary or the Treasurer or by authority granted to some other individual by the Chairman of the Board, the Vice Chairman of the Board, or the President or the Executive Vice President (if any) and one other officer of the corporation by appropriate notice directed to any such banking institution or trust company.

Article VIII.    Contracts and Loans.

The Board of Directors may authorize any officer or officers, and any agent or agents to enter into any contract, make any loan or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to a specific instance.

Article IX.    Fiscal Year.

The fiscal year of the corporation shall end on the 31st day of October in each year.

Article X.    Corporate Seal.

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words “Corporate Seal.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Article XI.    Waiver of Notice.

Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Mississippi Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the date and time stated in the notice, and filed with the minutes or corporate records, shall be equivalent to the giving of such notice.

Article XII.    Transfer Agent.

The Board of Directors shall be authorized, in its discretion, to contract with and employ a securities transfer agent, either within or without the State of Mississippi for the general purposes of issuing and cancelling stock and other security certificates of the corporation, of transfer processing and of other related security services. The services of any security transfer agent, for which the Board may contract, may include, but not be limited to, all security processing, stockholder record-keeping, election processing, dividend payment, dividend reinvestment, tax information, notices and proxies, securities regulation reporting, and corporate reorganization work related to securities. Any transfer agent, if employed, shall be authorized and empowered to affix official signatures and the seal of the corporation to stock and other security certificates by facsimile and to sign on its behalf any and all stock and other security certificates issued by the corporation.

Article XIII.    Amendments.

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors. Any alteration, amendment or repeal of, or any addition to, these By-Laws which affects classes of directors, the filling of vacancies on the Board of Directors, the removal of directors, super majority voting requirements, cumulative voting and classes of stock including preferences, limitations and relative rights thereof shall require an affirmative vote of two-thirds (2/3) or more of all the directors in office when the action is taken; provided that such two-thirds (2/3) vote shall not be required for any such alteration, amendment or repeal of, or any addition to, these By-Laws at a time when no person, corporation or entity, other than a member of the Sanderson Family (as such term is defined in Article NINTH of the Articles of Incorporation), beneficially owns (as such term is defined in Article NINTH of the Articles of Incorporation) 20% or more of the outstanding shares of Common Stock of the corporation or 20% or more of the total voting power of the corporation entitled to vote on any such matter at a meeting of stockholders.

Article XIV.    Exclusive Forum.

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s stockholders, (C) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Mississippi Business Corporation Act or the corporation’s Articles of Incorporation or By-Laws (as any of them may be amended from time to time), or (D) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be (1) a state court of proper jurisdiction located within Rankin County, Mississippi, (2) if (and only if) no state court located within Rankin County, Mississippi, has jurisdiction, then the federal district court for the Southern District of Mississippi, Northern Division, or (3) if, and only if, neither a state court located within Rankin County, Mississippi, nor the federal court designated above, has jurisdiction, then in any state or federal court of proper jurisdiction located in the State of Mississippi.